Exhibit 99.1

NEWS RELEASE

9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison
(309) 693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports second quarter earnings

PEORIA, ILLINOIS, July 20, 2009 — RLI Corp. (NYSE: RLI) — RLI Corp. reported second quarter 2009 operating earnings of $28.7 million ($1.32 per share). For the six months ended June 30, 2009, operating earnings were $51.1 million ($2.35 per share).

	Second Quarter
Earnings Per Diluted Share	2009	2008
Operating earnings	$1.32	$1.53
Net earnings	$1.57	$1.77

Highlights for the quarter included:

•                  Operating earnings of $28.7 million ($1.32 per share).

•                  Combined ratio of 79.5.

•                  Book value per share of $35.32, an increase of 7.1% from year end 2008.

•                  Net operating cash flow of $57.6 million.

•                  $16.4 million ($0.49 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

 “The results of the second quarter show that we effectively managed challenging market and economic conditions,” said RLI Corp. President & CEO Jonathan E. Michael, “Our underwriting skill, financial discipline and new product initiatives position us to achieve growth as market conditions improve.”

Second quarter underwriting results

RLI achieved $25.1 million of underwriting income in the second quarter of 2009 on a 79.5 combined ratio, compared to $29.1 million of underwriting income on a 78.0 combined ratio in the same quarter for 2008.

Underwriting Income	Second Quarter
(in millions)	2009	2008
Casualty	$14.0	$15.5
Property	9.2	9.5
Surety	1.9	4.1
Total	$25.1	$29.1

	Second Quarter
Combined Ratio	2009	2008
Casualty	79.1	80.2
Property	76.1	74.0
Surety	88.8	76.2
Total	79.5	78.0

RLI reported year-to-date underwriting income of $40.3 million representing an 83.7 combined ratio through June 30, 2009, versus $43.8 million of underwriting income representing an 83.6 combined ratio for the same period last year.

Other income

For the quarter, investment income was $16.5 million compared to $19.6 million in 2008. For the six month period ended June 30, 2009, investment income was $34.2 million versus $38.9 million for the same period in 2008.  The investment portfolio’s total return for the quarter was 3.6%; the bond portfolio was 2.4% and the equity portfolio was 14.1%. Through six months, the investment portfolio’s total return was 3.1% with the bond portfolio returning 4.5% and equities returning -2.2%. Current asset allocation strategies have focused on limiting the impact of volatility in the equity markets, while placing a higher portfolio allocation to short-term investments.

— more —

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $56.9 million for the quarter ($2.62 per share) versus $13.3 million ($0.61 per share) over the same period in 2008. Year-to-date comprehensive earnings were $58.7 million ($2.70 per share), compared to $19.9 million ($0.91 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $2.7 million compared to $3.9 million from the same period last year.  For the six month period, earnings were $4.1 million versus $6.2 million in 2008. These results are related to Maui Jim, Inc., a producer of premium sunglasses, which is being affected by the economic slowdown and the ensuing effect on consumer discretionary spending.

Other news

The company paid a second quarter cash dividend of $0.27 per share on July 15, 2009. The dividend is a one-cent increase over the prior quarter’s dividend. RLI has paid and increased dividends in each of the last 34 years. The company’s dividend yield would be 2.4%, based on the $1.08 annualized dividend and today’s closing stock price of $45.31.

During the quarter, the company’s A+ rating by A.M. Best was reaffirmed by the industry rating agency. In its release, A.M. Best attributed RLI’s rating to “superior capitalization, outstanding long-term operating profitability and financial flexibility.” Best also cited RLI’s “strict underwriting discipline and rate adequacy” as the driving forces behind its “excellent history.”

On July 6, 2009, RLI was named to Ward’s 50® Top P&C Performers group for the 19th consecutive year. RLI is one of only five property and casualty insurers, from over 3,100 companies, to be recognized every year since the group’s inception in 1991.  Ward’s noted, “In general, the Ward’s 50 companies demonstrate the ability to grow their business profitably in changing market conditions.”

At 10 a.m. CDT tomorrow, July 21, 2009, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2008.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 28 of the last 32 years, including the last 13. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact John Robison, Treasurer at (309) 693-5846 or at John.Robison@rlicorp.com or visit our website at www.rlicorp.com.

	Operating Earnings Per Share
	2009		2008
	2nd Qtr	6 mos.	2nd Qtr	6 mos.
Operating Earnings Per Share	$1.32	$2.35	$1.53	$2.56

Specific items included in operating earnings per share: (1) (2)
• Gain from casualty prior years’ reserve development	$0.53	$0.82	$0.44	$0.44
• Gain/(loss) from property prior years’ reserve development	$(0.06)	$(0.16)	$0.05	$0.05
• Gain/(loss) from surety prior years’ reserve development	$(0.01)	$(0.01)	$0.03	$0.03
• Gain from 2008 hurricane reserve development	$0.03	$0.04	$—	$—

(1) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Reserve developments reflect revisions for previously estimated losses.

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$122,492	$132,295	-7.4%	$248,174	$268,260	-7.5%
Net investment income	16,496	19,605	-15.9%	34,199	38,863	-12.0%
Net realized investment gains (losses)	5,754	8,075	-28.7%	(27,774)	11,816
Consolidated revenue	144,742	159,975	-9.5%	254,599	318,939	-20.2%

Loss and settlement expenses	48,780	54,765	-10.9%	110,001	124,030	-11.3%
Policy acquisition costs	38,556	38,551	0.0%	79,569	80,297	-0.9%
Other insurance expenses	10,072	9,840	2.4%	18,334	20,130	-8.9%
Interest expense on debt	1,513	1,718	-11.9%	3,025	3,545	-14.7%
General corporate expenses	2,042	1,920	6.4%	3,670	4,024	-8.8%
Total expenses	100,963	106,794	-5.5%	214,599	232,026	-7.5%

Equity in earnings of unconsolidated investee	2,724	3,940	-30.9%	4,122	6,169	-33.2%

Earnings before income taxes	46,503	57,121	-18.6%	44,122	93,082	-52.6%
Income tax expense	12,423	18,471	-32.7%	11,858	28,973	-59.1%
Net Earnings	$34,080	$38,650	-11.8%	$32,264	$64,109	-49.7%
Other comprehensive earnings (loss), net of tax	22,810	(25,339)		26,388	(44,165)
Comprehensive earnings	$56,890	$13,311	327.4%	$58,652	$19,944	194.1%

Operating Earnings:(1)
Net Earnings	$34,080	$38,650	-11.8%	$32,264	$64,109	-49.7%
Less: Realized investment gains (losses) , net of tax	5,416	5,248	3.2%	(18,853)	7,680
Operating earnings	$28,664	$33,402	-14.2%	$51,117	$56,429	-9.4%

Return on Equity:
Net earnings (trailing four quarters)	6.4%	20.4%
Comprehensive earnings (trailing four quarters)	5.1%	15.3%

Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	21,721	21,808		21,744	22,036

EPS from operations (1)	$1.32	$1.53	-13.7%	$2.35	$2.56	-8.2%
Realized gains (losses), net of tax	0.25	0.24	4.2%	(0.87)	0.35
Net earnings per share	$1.57	$1.77	-11.3%	$1.48	$2.91	-49.1%
Comprehensive earnings per share	$2.62	$0.61	329.5%	$2.70	$0.91	196.7%
Cash dividends per share	$0.27	$0.25	8.0%	$0.53	$0.48	10.4%

Net Cash Flow from Operations	$57,639	$38,483	49.8%	$61,600	$86,568	-28.8%

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2009	2008	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,363,652	$1,274,056	7.0%
(amortized cost - $1,351,887 at 6/30/09)
(amortized cost - $1,286,779 at 12/31/08)
Equity securities	216,538	286,790	-24.5%
(cost - $165,029 at 6/30/09)
(cost - $251,283 at 12/31/08)
Short-term investments	176,693	97,982	80.3%
Total investments	1,756,883	1,658,828	5.9%

Premiums and reinsurance balances receivable	92,008	92,149	-0.2%
Ceded unearned premiums	66,724	65,977	1.1%
Reinsurance recoverable on unpaid losses	356,977	350,284	1.9%
Deferred acquisition costs	79,174	78,520	0.8%
Property and equipment	20,174	21,565	-6.5%
Income taxes - deferred	—	24,141	-100.0%
Investment in unconsolidated investee	43,206	38,697	11.7%
Goodwill	26,214	26,214	—
Other assets	41,325	63,026	-34.4%
Total assets	$2,482,685	$2,419,401	2.6%

Unpaid losses and settlement expenses	$1,174,293	$1,159,311	1.3%
Unearned premiums	334,507	335,170	-0.2%
Reinsurance balances payable	24,431	30,224	-19.2%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	1,822	—	—
Accrued expenses	26,470	32,894	-19.5%
Other liabilities	57,560	53,648	7.3%
Total liabilities	1,719,083	1,711,247	0.5%
Shareholders’ equity	763,602	708,154	7.8%
Total liabilities & shareholders’ equity	$2,482,685	$2,419,401	2.6%

OTHER DATA
Common shares outstanding (in 000’s)	21,619	21,474
Book Value per share	$35.32	$32.98	7.1%
Closing stock price per share	$44.80	$61.16	-26.7%
Statutory Surplus	$697,948	$678,041	2.9%

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2009

Gross premiums written	$91,724		$64,777		$22,370		$178,871
Net premiums written	66,152		49,735		17,980		133,867
Net premiums earned	67,282		38,373		16,837		122,492
Net loss & settlement expenses	30,068	44.7%	15,041	39.2%	3,671	21.8%	48,780	39.8%
Net operating expenses	23,167	34.4%	14,175	36.9%	11,286	67.0%	48,628	39.7%
Underwriting income	$14,047	79.1%	$9,157	76.1%	$1,880	88.8%	$25,084	79.5%

2008
Gross premiums written	$107,274		$57,780		$19,968		$185,022
Net premiums written	79,260		43,547		18,747		141,554
Net premiums earned	78,566		36,707		17,022		132,295
Net loss & settlement expenses	39,024	49.7%	13,874	37.8%	1,867	11.0%	54,765	41.4%
Net operating expenses	23,998	30.5%	13,303	36.2%	11,090	65.2%	48,391	36.6%
Underwriting income	$15,544	80.2%	$9,530	74.0%	$4,065	76.2%	$29,139	78.0%

Six Months Ended June 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2009

Gross premiums written	$171,596		$112,782		$42,930		$327,308
Net premiums written	127,458		84,283		35,023		246,764
Net premiums earned	137,972		75,565		34,637		248,174
Net loss & settlement expenses	72,475	52.5%	30,390	40.2%	7,136	20.6%	110,001	44.3%
Net operating expenses	45,447	32.9%	29,818	39.5%	22,638	65.4%	97,903	39.4%
Underwriting income	$20,050	85.4%	$15,357	79.7%	$4,863	86.0%	$40,270	83.7%

2008
Gross premiums written	$208,290		$99,773		$37,982		$346,045
Net premiums written	155,153		71,724		35,566		262,443
Net premiums earned	160,566		74,493		33,201		268,260
Net loss & settlement expenses	96,122	59.9%	23,380	31.4%	4,528	13.6%	124,030	46.2%
Net operating expenses	49,535	30.9%	29,204	39.2%	21,688	65.3%	100,427	37.4%
Underwriting income	$14,909	90.8%	$21,909	70.6%	$6,985	78.9%	$43,803	83.6%